Exhibit 99(e)

                          SHAREHOLDERS RIGHTS AGREEMENT

                                     BETWEEN

                              GULFWEST ENERGY INC.

                                       AND

                              OCM GW HOLDINGS, LLC

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                                                                   Exhibit 99(e)

                                TABLE OF CONTENTS
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                                                                                                               Page

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ARTICLE I DEFINITIONS.............................................................................................1
ARTICLE II REGISTRATION RIGHTS....................................................................................6
   Section 2.01         Demand Registration.......................................................................6
   Section 2.02         Piggyback Registrations...................................................................9
   Section 2.03         Registration Procedures..................................................................11
   Section 2.04         Registration Expenses....................................................................15
   Section 2.05         Indemnification..........................................................................15
   Section 2.06         Rule 144 and Rule 144A; Other Exemptions.................................................18
   Section 2.07         Certain Limitations On Registration Rights...............................................18
   Section 2.08         Limitations on Subsequent Registration Rights............................................18
   Section 2.09         Restrictions on Public Sale by Holders...................................................19
   Section 2.10         Transfer of Registration Rights..........................................................19
   Section 2.11         Amendment................................................................................19
ARTICLE III INFORMATION RIGHTS...................................................................................19
   Section 3.01         Financial Information to Holders.........................................................20
   Section 3.02         Board Observation Rights.................................................................20
   Section 3.03         Confidentiality..........................................................................21
   Section 3.04         Acknowledgement Regarding Confidential Information.......................................21
   Section 3.05         Transfer of Information Rights...........................................................21
ARTICLE IV Covenants of the Company..............................................................................21
   Section 4.01         Corporate Existence......................................................................22
   Section 4.02         Preservation of Property and Assets......................................................22
   Section 4.03         Properties, Business, Insurance..........................................................22
   Section 4.04         Directors and Officers Insurance.........................................................22
   Section 4.05         Inspection, Consultation and Advice......................................................23
   Section 4.06         Restrictive Agreements Prohibited........................................................23
   Section 4.07         Expenses of Directors....................................................................23
   Section 4.08         Compensation.............................................................................23
   Section 4.09         Payment of Taxes; Trade Debt.............................................................23
   Section 4.10         Internal Accounting Controls.............................................................24
   Section 4.11         Activities of the Company and its Subsidiaries...........................................24
   Section 4.12         Compliance with Laws.....................................................................24
   Section 4.13         Keeping of Records and Books of Account..................................................24
   Section 4.14         Change in Nature of Business.............................................................24
   Section 4.15         Indemnity for Officers and Directors.....................................................24
   Section 4.16         Publicity................................................................................24
   Section 4.17         Employee and Other Stock Arrangements....................................................25
   Section 4.18         Extension of Credit......................................................................25
   Section 4.19         Limitations on Liens.....................................................................25
   Section 4.20         Loans, Advances, etc.....................................................................25
   Section 4.21         No Indebtedness; Limits on Certain Securities............................................25
   Section 4.22         Discharge of Obligations.................................................................25
   Section 4.23         Affiliate Transactions...................................................................25
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   Section 4.24         Disclosure Controls and Procedures; Internal Controls....................................26
   Section 4.25         Pre-emptive Rights (Right of First Refusal)..............................................26
   Section 4.26         Merger...................................................................................28
   Section 4.27         Transfer of Covenants....................................................................29
ARTICLE V GENERAL PROVISIONS.....................................................................................30
   Section 5.01         Accounting...............................................................................30
   Section 5.02         Further Assurances.......................................................................30
   Section 5.03         Notices..................................................................................30
   Section 5.04         Governing Law............................................................................31
   Section 5.05         Entire Agreement.........................................................................31
   Section 5.06         Counterparts.............................................................................31
   Section 5.07         Parties in Interest......................................................................31
   Section 5.08         Waiver, Amendment and Termination........................................................31
   Section 5.09         Severability.............................................................................32
   Section 5.10         Titles and Subtitles.....................................................................32
   Section 5.11         Third Parties............................................................................32
   Section 5.12         Construction.............................................................................32
   Section 5.13         Remedies.................................................................................33
   Section 5.14         Arbitration..............................................................................33
   Section 5.15         Attorneys' Fees..........................................................................34
   Section 5.16         Adjustments for Stock Splits, Etc........................................................34
   Section 5.17         Aggregation of Stock.....................................................................34
   Section 5.18         Series G Preferred Stock Purchasers......................................................34
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                                                                   Exhibit 99(e)





                          SHAREHOLDER RIGHTS AGREEMENT

     This SHAREHOLDER RIGHTS AGREEMENT (this "Agreement") dated as of February 28, 2005, is entered into between GulfWest Energy, Inc., a Texas corporation (the "Company"), and OCM GW Holdings, LLC, a Delaware limited liability company ("Purchaser").

                                    RECITALS

     WHEREAS, the Company and the Purchaser are parties to the Subscription Agreement dated as of the date hereof (the "Subscription Agreement") pursuant to which the Company has agreed to sell, and Purchaser has agreed to purchase, shares of Series G Convertible Preferred Stock of the Company (the "Preferred Stock");

     WHEREAS, Purchaser and Gulfwest Oil and Gas Company, a Texas corporation and a subsidiary of the Company ("GOGC"), are subject to a subscription agreement with respect to the Series A Preferred Stock of GOGC.

     WHEREAS, the Company's and the Purchaser's respective obligations under the Subscription Agreement are conditioned upon the execution and delivery of this Agreement; and

     WHEREAS, in connection with the purchase by the Purchaser of the Preferred Stock pursuant to the Subscription Agreement, the Company desires to grant to certain or all of the Holders (as defined), as the case may be, certain information rights, registration rights and first refusal rights with respect to the stock of the Company held by them.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows.

                                   ARTICLE I.
                                   ----------

                                   DEFINITIONS

     For purposes of this Agreement:

     "Affiliate" of a Person means any Person that directly or indirectly through one or more intermediaries controls or is controlled by, or is under common control with, such other Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. With respect to Purchaser, an "Affiliate" of Purchaser includes an Oaktree Party

     "Agreement" is defined in the preamble.

     "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease, assignment, or other transfer for value, whether in a single transaction or in a series of related transactions, by the Company or any of its subsidiaries to any Person other than the Company or a wholly-owned subsidiary of the Company of (i) any capital stock of any subsidiary of the Company or (ii) any other property or assets of the Company or any subsidiary of the Company; provided, however, that an Asset Sale shall not include a transaction or series of related transactions wherein the Company or its subsidiaries transfers less than 15% of the Company's and its subsidiaries' assets.

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     "Board" means the board of directors of the Company.

     "Certificate of Incorporation" is defined in Section 4.26(a).

     "Claim" is defined in Section 2.05(a).

     "Common Stock" means the Company's Class A Common Stock, par value $.001 per share.

     "Company" is defined in the preamble.

     "Confidential Information" is defined in Section 3.03.

     "Demand Request" is defined in Section 3.01(a).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     "GOGC" is defined in the recitals.

     "Holder" means a Person that (i) is a party to this Agreement (or a permitted transferee hereunder) and (ii) owns Registrable Securities; provided, however, that to the extent a Person that would otherwise be a permitted transferee hereunder does not succeed to the rights and benefits of particular provisions hereof in accordance with the terms and conditions of this Agreement, such Person shall not be considered a Holder for the purposes of such provisions, or with respect to the amendment or waiver of such provisions.

     "Holder Indemnified Parties" is defined in Section 2.05(a).

     "Holder Preferred Majority" means Holders holding at least 50% of the Preferred Stock held by all Holders.

     "Holder Majority" means Holders holding 50% of the Registrable Securities held by all Holders.

     "Indebtedness" means, with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, that is for borrowed money or evidenced by notes, debentures or similar instruments, including any indebtedness that would appear as a liability on the Company's balance sheet in accordance with generally accepted accounting principals and any capital leases.

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     "Indemnified Party" is defined in Section 2.05(c).

     "Indemnifying Party" is defined in Section 2.05(c).

     "Inspector(s)" is defined in Section 2.03(a)(ii).

     "Investment" means (i) any transfer or delivery of cash, stock, or other property of value in exchange for Indebtedness, stock, or other security or ownership interest in any Person by way of loan, advance, capital contribution, guarantee, or otherwise and (ii) an investment deemed to have been made by the Company at the time any entity which was a wholly owned subsidiary of the Company ceases to be such a wholly owned subsidiary in an amount equal to the value of the loans and advances made, and any remaining ownership interest in, such entity immediately following such entity ceasing to be a wholly owned subsidiary of the Company.

     "Lien" means a mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or otherwise, including any lien for taxes), security interest, preference, participation interest, priority or security agreement, claim, charge, restriction, easement, license or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any document under the law of any applicable jurisdiction to evidence any of the foregoing.

     "Losses" is defined in Section 2.05(a).

     "NASD" means the National Association of Securities Dealers, Inc.

     "Participating Holders" means Holders participating, or electing to participate, in an offering of Registrable Securities.

     "Oaktree Party" means each of Oaktree Capital Management, LLC, OCM Principal Opportunities Fund III, L.P., OCM Principal Opportunities Fund IIIA, L.P., Purchaser and any of the respective Permitted Transferees.

     "Oil and Gas Properties" all of the oil, gas and other mineral properties owned, or otherwise held in the name of, the Company or its Affiliates.

     "Permitted Encumbrances" means:

     (i) Third-party consents to assignment of leases and contracts and preferential purchase rights which are customary in the oil and gas business;

     (ii) Liens for taxes or assessments not yet due or not yet delinquent or, if delinquent, that are being contested in good faith in the normal course of business (which are not applicable to the transactions contemplated in this Agreement, the Subscription Agreement, the Certificate of Incorporation or the Statement of Resolution Establishing the Preferred Stock);

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     (iii) All rights to consent by, required notices to, filings with, or other actions by federal, state, local governmental entities or tribal entities in connection with the sale or conveyance of the Oil and Gas Properties if the same are customarily required in the oil and gas business;

     (iv) Rights of reassignment upon the surrender or expiration of any lease;

     (v) Easements, rights-of-way, servitudes, permits, surface leases and other rights with respect to surface operations, pipelines, grazing, logging, canals, ditches, reservoirs or the like, and easements for streets, alleys, highways, pipelines, telephone lines, power lines, railway and other easements and rights of way, on, over or in respect of any of the properties or any restriction on access thereto and that do not materially interfere with the ownership, operation or value of the affected property for the purposes of exploration and production of oil and gas;

     (vi) Materialmen's, mechanics', repairmen's, employees', contractors', operators' or other similar liens or charges arising in the ordinary course of business incidental to construction, maintenance or operation of the Oil and Gas Properties (i) if they have not been filed pursuant to law and the time for filing them has expired, (ii) if filed, they have not yet become due and payable or payment is being withheld as provided by law, or (iii) if their validity is being contested in good faith by appropriate action;

     (vii) Rights reserved to or vested in any municipality or governmental, statutory, public or tribal authority to control or regulate any of the Oil and Gas Properties in any manner; and all applicable laws, rules, regulations and orders of general applicability in the area which do not materially interfere with the ownership, operation or value of the affected property for the purposes of exploration and production of oil and gas;

     (viii) Liens arising under operating agreements, unitization and pooling agreements and production sales contracts containing terms and conditions customary in the industry securing amounts not yet due or, if due, being contested in good faith in the ordinary course of business;

     (ix) Statutory liens securing the payment of production proceeds to Persons entitled thereto not yet due or if due, being contested in good faith in the ordinary course of business; and

     (x) Such other defects or irregularities in the title to the Oil and Gas Properties that would be considered not material by a Person engaged in the business of acquiring, ownership or operation of oil and gas properties in accordance with generally accepted industry standards.

     "Permitted Transferee" means as to any Person, (i) any general partner or managing member of such Person or (ii) any partnership, limited partnership, limited liability company, corporation or other entity organized, formed or incorporated and managed or controlled by such Person, its general partner or managing member as a vehicle for purposes of making investments.

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     "Person" means any individual, firm, corporation, company, partnership, trust, incorporated or unincorporated association, limited liability company, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of any such entity.

     "Proposed Registration" is defined in Section 2.02.

     "Purchaser" is defined in the preamble.

     "Registrable Securities" means any shares of Preferred Stock or Common Stock held by Purchaser or a permitted transferee hereunder including any shares issued, by virtue of the effect of antidilution provisions or combination, merger, consolidation or other similar event; provided, however, that shares of Preferred Stock or Common Stock that are considered to be Registrable Securities shall cease to be Registrable Securities (i) upon the sale thereof pursuant to an effective registration statement, (ii) upon the sale thereof pursuant to Rule 144 (or successor rule) under the Securities Act or (iii) when such securities cease to be outstanding; provided, further, that to the extent shares of Preferred Stock or Common Stock would be considered Registrable Securities hereunder but for the fact that a transferee does not succeed to the rights and benefits of particular provisions hereof in accordance with the terms and conditions of this Agreement, such securities shall not be considered Registrable Securities for the purposes of such provisions, or with respect to the amendment or waiver of such provisions.

     "Registration Expenses" means all expenses (other than underwriting discounts and commissions) arising from or incident to the performance of, or compliance with, Article II, including, (i) SEC, stock exchange, NASD and other registration and filing fees, (ii) all fees and expenses incurred in connection with complying with any securities or blue sky laws (including, fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses,
(iv) the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by the Company (including, any expenses arising from any special audits or "comfort letters" required in connection with or incident to any registration), (v) the fees, charges and disbursements of any special experts retained by the Company in connection with any registration pursuant to the terms of this Agreement, (vi) all internal expenses of the Company (including, all salaries and expenses of its officers and employees performing legal or accounting duties), (vii) the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange, over-the-counter market or Nasdaq and (viii) Securities Act liability insurance (if the Company elects to obtain such insurance), regardless of whether the Registration Statement filed in connection with such registration is declared effective. "Registration Expenses" shall also include fees, charges and disbursements of one firm of counsel to all of the Participating Holders participating in any underwritten public offering pursuant to Article II (which shall be selected by a majority, based on the number of Registrable Securities to be sold, of the Participating Holders, plus, to the extent necessary, one firm of local counsel for all of the Participating Holders in each state or country where reasonably necessary).

     "Registration Statement" means the registration statement of the Company filed with the SEC on the appropriate form pursuant to the Securities Act which covers shares of Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to the Registration Statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

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     "Representatives" is defined in Section 3.03.

     "Requesting Holders" is defined in Section 2.01(a).

     "Request Notice" is defined in Section 2.01(a).

     "Rights Holder" means a Holder (or group of Affiliated Holders) of 4,000 or more shares of Preferred Stock, or at least that number of shares of Common Stock into which 4,000 shares of Preferred Stock converted (or any combination of the foregoing).

     "Rights Holder Majority" means Rights Holders holding at least 50% of the Registrable Securities held by all Rights Holders (on an as-converted basis).

     "SEC" or "Commission" means the United States Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Selling Expenses" means the underwriting fees, discounts, selling commissions and stock transfer taxes applicable to all Registrable Securities registered by the Participating Holders.

     "Subscription Agreement" is defined in the preamble.

     "Successor Preferred" means the Series H Preferred Stock of the Company issued to Holder as a result of the exchange of the Series A Preferred Stock of GOGC for such Series H Preferred Stock.

     "Substantial Holder" means a Holder (or group of Affiliated Holders) of 8,000 or more shares of Preferred Stock, or at least that number of shares of Common Stock into which 8,000 shares of Preferred Stock converted (or any combination of the foregoing).

     "Substantial Holder Preferred Majority" means Substantial Holders holding at least 50% of the Preferred Stock held by all Substantial Holders.

     "Valid Business Reason" is defined in Section 2.01(e)(i).

                                  ARTICLE II.
                                  -----------

                               REGISTRATION RIGHTS

     Section 2.01 Demand Registration.

     (a) Request by Holders. If the Company receives at any time a written request from Holders owning at least 50% of the Registrable Securities (treating the Preferred Stock and the Successor Preferred on an as converted basis) (the "Requesting Holders") that the Company register Registrable Securities held by Requesting Holders (a "Demand Request"), then the Company shall, within ten days after receipt of such Demand Request, give written notice of such request ("Request Notice") to all Holders. Each Demand Request shall (x) specify the number of Registrable Securities that the Requesting Holders intend to sell or dispose of, (y) state the intended method or methods of sale or disposition of the Registrable Securities and (z) specify the expected price range (net of underwriting discounts and commissions) acceptable to the Requesting Holders to be received for such Registrable Securities. Following receipt of a Demand Request, the Company shall:

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     (i) cause to be filed, as soon as practicable, but within 60 days of the date of delivery to the Company of the Demand Request, a Registration Statement covering such Registrable Securities which the Company has been so requested to register by the Requesting Holders and other Holders who request to the Company that their Registrable Securities be registered within 20 days of the mailing of the Request Notice, providing for the registration under the Securities Act of such Registrable Securities to the extent necessary to permit the disposition of such Registrable Securities in accordance with the intended method of distribution specified in such Demand Request;

     (ii) use its best efforts to have such Registration Statement declared effective by the Commission as soon as practicable thereafter; and

     (iii) refrain from filing any other Registration Statements, other than pursuant to a Registration Statement on Form S-4 or S-8 (or similar or successor forms), with respect to any other securities of the Company until such date which is 180 days following effectiveness of the Registration Statement filed in response to the Demand Request.

     (b) Effective Registration Statement. A registration requested pursuant to this Section 2.01 shall not be deemed to have been effected: (i) unless a Registration Statement with respect thereto has become effective and remained effective in compliance with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Holders thereof set forth in such Registration Statement; (ii) if, after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court and has not thereafter become effective, or if the offering of Registrable Securities is not consummated for any reason, including if the underwriters of an underwritten public offering advise the Participating Holders that the Registrable Securities cannot be sold at a net price per share equal to or above the net price disclosed in the preliminary prospectus; (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived; or (iv) if the Requesting Holders are cut back to fewer than 80% of the Registrable Securities requested to be registered.

     (c) Selection of Underwriters. If the Company is required to file a Registration Statement covering any Registrable Securities of any Participating Holders pursuant to Section 2.01(a) and the proposed public offering is to be an underwritten public offering, the managing underwriter shall be one or more nationally recognized investment banks selected by a majority in interest of the Participating Holders and reasonably acceptable to the Company.

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     (d) Priority for Demand Registration. Notwithstanding any other provision of this Section 2.01, if the managing underwriter of an underwritten public offering determines and advises the Participating Holders and the Company in writing that the inclusion of all securities proposed to be included by the Company and any other holders of securities to be registered in the underwritten public offering would materially and adversely interfere with the successful marketing of the Participating Holders' Registrable Securities, then the Company and other holders of securities to be registered shall not include any securities in excess of the amount, if any, of securities which the managing underwriter of such underwritten public offering shall reasonably and in good faith agree in writing to include in such public offering in addition to the amount of Registrable Securities to be registered for the Participating Holders. The Company will be obligated to include in such Registration Statement, as to each Participating Holder, only a portion of the Registrable Securities such Participating Holder has requested be registered equal to the ratio which such Participating Holder's requested Registrable Securities bears to the total number of Registrable Securities requested to be included in such Registration Statement by all Participating Holders who have requested that their Registrable Securities be included in such Registration Statement. Pursuant to the foregoing provision, the securities to be included in a registration requested by the Requesting Holders pursuant to Section 2.01 shall be allocated:

     (i) first, to the Participating Holders; provided, however, that no Registrable Securities requested to be included in the registration by a Holder or its assignees shall be excluded from the registration until all shares proposed to be registered by the Company's founders, officers, directors or employees are excluded from the registration;

     (ii) second, to the Company; and

     (iii) third, to any other shareholders of the Company requesting registration of securities of the Company (provided that each such shareholder agrees to be bound by the provisions of Section 2.09 to the same extent as the Holders with respect to such securities or any other securities convertible into or exchangeable for such securities).

     (e) Limitations on Demand Registrations.

     (i) The Company may delay making a filing of a Registration Statement or taking action in connection therewith by not more than 60 days if the Company provides a written certificate signed by the President and Chief Executive Officer of the Company to the Participating Holders, prior to the time it would otherwise have been required to file such Registration Statement or take such action pursuant to this Section 2.01, stating that the Board has determined in good faith that the filing of such Registration Statement would be seriously detrimental to the Company or would otherwise materially adversely affect a financing, acquisition, disposition, merger or other material transaction (collectively, a "Valid Business Reason") and that it is therefore essential to defer the filing of the Registration Statement; provided, however, that such right to delay a Demand Request shall be exercised by the Company not more than once in any 12-month period and the Company shall only have the right to delay a Demand Request so long as such Valid Business Reason exists, and during such time, the Company may not file a Registration Statement for securities to be issued and sold for its own account or for that of anyone other than the Holders.

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     (ii) The Company shall only be obligated to effect four Demand Requests pursuant to this Section 2.01.

     (iii) The Company shall not be required to comply with a Demand Request unless the reasonably anticipated aggregate gross proceeds to be raised (before any underwriting discounts and commissions) would be equal to or exceed the greater of (i) $5,000,000 and (ii) 5% of the Registrable Securities, as determined in good faith by the Board; provided, however, that if the Holders of Registrable Securities are requesting to register the sale of 75% of the remaining Registrable Securities, the foregoing thresholds shall not apply to such Demand Request.

     (f) Cancellation of Registration. A majority in interest of the Participating Holders may cancel a proposed registration of Registrable Securities pursuant to this Section 2.01 when, (i) in their discretion, market conditions are so unfavorable as to be seriously detrimental to an offering pursuant to such registration or (ii) the request for cancellation is based upon material adverse information relating to the Company that is different from the information known to the Participating Holders at the time of the Demand Request. Such cancellation of a registration shall not be counted as one of the four Demand Requests and notwithstanding anything to the contrary in the Agreement, the Company shall be responsible for the expenses of the Participating Holders incurred in connection with the registration before the cancellation.

     Section 2.02 Piggyback Registrations.

     (a) Right to Include Registrable Securities. At any time the Company proposes for any reason to register any of its Common Stock under the Securities Act, either for its own account or for the account of a securityholder of the Company exercising demand registration rights other than Demand Requests pursuant to Section 2.01 or pursuant to a Registration Statement on Forms S-4 or S-8 (or similar or successor forms) (a "Proposed Registration"), the Company shall promptly give written notice of such Proposed Registration to all of the Holders (which notice shall be given not less than 20 days before the expected effective date of the Company's Registration Statement) and shall offer such Holders the right to request inclusion of any of such Holder's Registrable Securities in the Proposed Registration. No registration pursuant to this
Section 2.02 shall relieve the Company of its obligation to register Registrable Securities pursuant to a Demand Request, as contemplated by Section 2.01. The rights to piggyback registration may be exercised an unlimited number of occasions.

     (b) Piggyback Procedure. Each Holder shall have ten days from the date of receipt of the Company's notice referred to in Section 2.02(a) to deliver to the Company a written request specifying the number of Registrable Securities such Holder intends to sell and such Holder's intended method of disposition. Any Holder may withdraw such Holder's request for inclusion of such Holder's Registrable Securities in any Registration Statement pursuant to this Section
2.02 by giving written notice to the Company of such withdrawal; provided, however, that the Company may ignore a notice of withdrawal made within 24 hours of the time the Registration Statement is to become effective. Subject to
Section 2.02(d), the Company shall use its best efforts to include in such Registration Statement all such Registrable Securities so requested to be included therein; provided, however, that the Company may at any time withdraw or cease proceeding with any such Proposed Registration if it withdraws or ceases proceeding with the registration of all other securities originally proposed to be registered. If the Proposed Registration by the Company is, in whole or in part, an underwritten public offering of securities of the Company, any request under this Section 2.02(b) shall specify that the Registrable Securities be included in the underwriting on the same terms and conditions as the shares, if any, otherwise being sold through underwriters under such registration.

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     (c) Selection of Underwriters. The managing underwriter for any Proposed
Registration that involves an underwritten public offering shall be one or more reputable regionally or nationally recognized investment banks selected by the Company and reasonably acceptable to a majority in interest of the Participating Holders.

     (d) Priority for Piggyback Registration. Notwithstanding any other provision of this Article II, if the managing underwriter of an underwritten public offering determines and advises the Company and the Participating Holders in writing that the inclusion of all Registrable Securities proposed to be included by the Participating Holders in the underwritten public offering would materially and adversely interfere with the successful marketing of the Company's securities, then the Participating Holders may not include any Registrable Securities in excess of the amount, if any, of Registrable Securities which the managing underwriter of such underwritten public offering shall reasonably and in good faith agree in writing to include in such public offering in addition to the amount of securities to be registered for the Company. The Company must include in such Registration Statement, as to each Participating Holder, only a portion of the Registrable Securities such Participating Holder has requested be registered equal to the ratio which such Participating Holder's requested Registrable Securities bears to the total number of Registrable Securities requested to be included in such Registration Statement by all Participating Holders who have requested that their Registrable Securities be included in such Registration Statement. Pursuant to the foregoing provision, the securities to be included in a registration initiated by the Company shall be allocated:

     (i) first, to the Company;

     (ii) second, if granted in accordance with Section 2.08, to any others requesting registration of securities of the Company pursuant to demand registration rights (provided that each such Person agrees to be bound by the provisions of Section 2.09 to the same extent as the Holders with respect to such securities or any other securities convertible into or exchangeable for such securities);

     (iii) third, to the Participating Holders; provided, however, that no Registrable Securities requested to be included in the registration by a Holder or its assignees shall be excluded from the registration until all shares proposed to be registered by the Company's founders, officers, directors or employees are excluded from the registration; and

     (iv) fourth, to any others requesting registration of securities of the Company (provided that each such Person agrees to be bound by the provisions of Section 2.09 to the same extent as the Holders with respect to such securities or any other securities convertible into or exchangeable for such securities).

     If as a result of the provisions of this Section 2.02(d), any Participating Holder may not include all of its Registrable Securities in a registration that such Holder has requested to be so included, such Participating Holder may withdraw such Participating Holder's request to include Registrable Securities in such Registration Statement.

     Section 2.03 Registration Procedures.

     (a) Obligations of the Company. The Company shall use its best efforts to effect the registration and sale of the Registrable Securities in accordance with the intended method of distribution thereof as promptly as possible, and in connection with any such request, the Company shall, as expeditiously as possible:

     (i) Preparation of Registration Statement; Effectiveness. Prepare and file with the SEC a Registration Statement (in any event not later than 60 days after receipt of a Demand Request to file a Registration Statement with respect to Registrable Securities) on any form on which the Company then qualifies, which counsel for the Company shall deem appropriate and pursuant to which such offering may be made in accordance with the intended method of distribution thereof (except that the Registration Statement shall contain such information as may reasonably be requested for marketing or other purposes by the managing underwriter), and use its best efforts to cause any registration required hereunder to become effective as soon as practicable after the initial filing thereof and remain effective until all Registrable Securities have been sold in accordance with the methods of distribution set forth in the Registration Statement;

     (ii) Participation in Preparation. Provide any Participating Holder, any underwriter participating in any disposition pursuant to the Registration Statement, and any attorney, accountant or other agent retained by any Participating Holder or underwriter (each, an "Inspector" and, collectively, the "Inspectors"), the opportunity to participate (including reviewing, commenting on and attending all meetings) in the preparation of the Registration Statement, each prospectus included therein or filed with the SEC and each amendment or supplement thereto;

     (iii) Due Diligence. For a reasonable period prior to the filing of the Registration Statement pursuant to this Agreement, make available for inspection and copying by the Inspectors such financial and other information and books and records, pertinent corporate documents and properties of the Company and its subsidiaries and cause the officers, directors, employees, counsel and independent certified public accountants of the Company and its subsidiaries to respond to such inquiries and to supply all information reasonably requested by any such Inspector in connection with the Registration Statement, as shall be reasonably necessary, in the judgment of the respective counsel referred to in
Section 2.03(a)(ii), to conduct a reasonable investigation within the meaning of the Securities Act;

     (iv) General Notifications. Promptly notify in writing the Participating Holders, the sales or placement agent, if any, therefor and the managing underwriter of the securities being sold, (A) when the Registration Statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to any the Registration Statement or any post-effective amendment, when the same has become effective, (B) when the SEC notifies the Company whether there will be a "review" of the Registration Statement (C) of any comments (oral or written) by the SEC and by the blue sky or securities commissioner or regulator of any state with respect thereto and (D) of any request by the SEC for any amendments or supplements to the Registration Statement or the prospectus or for additional information;

     (v) 10b-5 Notification. Promptly notify in writing the Participating Holders, the sales or placement agent, if any, therefor and the managing underwriter of the securities being sold pursuant to the Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act upon discovery that, or upon the happening of any event as a result of which, any prospectus included in the Registration Statement (or amendment or supplement thereto) contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and the Company shall promptly prepare a supplement or amendment to such prospectus and file it with the SEC (in any event no later than ten days following notice of the occurrence of such event to each Participating Holder, the sales or placement agent and the managing underwriter) so that after delivery of such prospectus, as so amended or supplemented, to the purchasers of such Registrable Securities, such prospectus, as so amended or supplemented, shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

     (vi) Notification of Stop Orders; Suspensions of Qualifications and Exemptions. Promptly notify in writing the Participating Holders, the sales or placement agent, if any, therefor and the managing underwriter of the securities being sold of the issuance by the SEC of (A) any stop order issued or threatened to be issued by the SEC or (B) any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and the Company agrees to use its best efforts to
(x) prevent the issuance of any such stop order, and in the event of such issuance, to obtain the withdrawal of any such stop order and (y) obtain the withdrawal of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in the Registration Statement for sale in any jurisdiction at the earliest practicable date;

     (vii) Amendments and Supplements. Prepare and file with the SEC such amendments, including post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement continuously effective for the applicable time period required hereunder and, if applicable, cause the related prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by the Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in the Registration Statement as so amended or in such prospectus as so supplemented. In addition to the foregoing, on two occasions, at the request of Holders of greater than 50% of the Registrable Securities, the Company shall prepare and file a prospectus supplement containing the information reasonably requested by underwriters (which may include "S-1 level" information) in connection with an underwritten offering of Registrable Securities. The Holders may only make such a request if it is with respect to the greater of (i) a sale of Registrable Securities with expected proceeds in excess of $3.0 million and (ii) a sale of greater than 30% of the Registrable Securities. To the extent any such supplement is not permitted under law at the time of such request, the Company shall file a new registration statement with respect to such securities on the form requested by the underwriters and such Holders.

     (viii) Acceleration. If a majority in interest of the Participating Holders so request, request acceleration of effectiveness of the Registration Statement from the SEC and any post-effective amendments thereto, if any are filed; provided that at the time of such request, the Company believes in good faith that it is unnecessary to amend further the Registration Statement to comply with this subparagraph. If the Company wishes to further amend the Registration Statement prior to requesting acceleration, it may take five business days to so amend prior to requesting acceleration;

     (ix) Copies. Furnish as promptly as practicable to each Participating Holder and Inspector prior to filing the Registration Statement or any supplement or amendment thereto, copies of the Registration Statement, supplement or amendment as it is proposed to be filed, and after such filing such number of copies of the Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto), the prospectus included in the Registration Statement (including each preliminary prospectus) and such other documents as each such Participating Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Participating Holder;

     (x) Blue Sky. Use its reasonable best efforts to, prior to any public offering of the Registrable Securities, register or qualify (or seek an exemption from registration or qualifications) such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any Participating Holder or underwriter may request, and to continue such qualification in effect in each such jurisdiction for as long as is permissible pursuant to the laws of such jurisdiction, or for as long as a Participating Holder or underwriter requests or until all of such Registrable Securities are sold, whichever is shortest, and do any and all other acts and things which may be reasonably necessary or advisable to enable any Participating Holder to consummate the disposition in such jurisdictions of the Registrable Securities;

     (xi) Other Approvals. Use its reasonable best efforts to obtain all other approvals, consents, exemptions or authorizations from such governmental agencies or authorities as may be necessary to enable the Participating Holders and underwriters to consummate the disposition of Registrable Securities;

     (xii) Agreements. Enter into customary agreements (including any underwriting agreements in customary form), and take such other actions as may be reasonably required in order to expedite or facilitate the disposition of Registrable Securities;

     (xiii) "Cold Comfort" Letter. Obtain a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters as the managing underwriter may reasonably request, and reasonably satisfactory to a majority in interest of the Participating Holders;

     (xiv) Legal Opinion. Furnish, at the request of any underwriter of Registrable Securities on the date such securities are delivered to the underwriters for sale pursuant to such registration, an opinion, dated such date, of counsel representing the Company for the purposes of such registration, addressed to the Holders, and the placement agent or sales agent, if any, thereof and the underwriters, if any, thereof, covering such legal matters with respect to the registration in respect of which such opinion is being given as such underwriter may reasonably request and as are customarily included in such opinions, and reasonably satisfactory to a majority in interest of the Participating Holders;

     (xv) SEC Compliance, Earnings Statement. Comply with all applicable rules and regulations of the SEC and make available to its shareholders, as soon as reasonably practicable, but no later than 15 months after the effective date of the Registration Statement, an earnings statement covering a period of 12 months beginning after the effective date of the Registration Statement, in a manner which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

     (xvi) Certificates, Closing. Provide officers' certificates and other customary closing documents;

     (xvii) NASD. Cooperate with each Participating Holder and each underwriter participating in the disposition of such Registrable Securities and underwriters' counsel in connection with any filings required to be made with the NASD;

     (xviii) Road Show. Cause appropriate officers as are requested by an managing underwriter to participate in a "road show" or similar marketing effort being conducted by such underwriter with respect to an underwritten public offering;

     (xix) Listing. Use its best efforts to cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and if not so listed, to be listed on the NASD automated quotation system;

     (xx) Transfer Agent, Registrar and CUSIP. Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities, in each case, no later than the effective date of such registration;

     (xxi) Private Sales. Use its reasonable best efforts to assist a Holder in facilitating private sales of Registrable Securities by, among other things, providing officers' certificates and other customary closing documents; and

     (xxii) Best Efforts. Use its reasonable best efforts to take all other actions necessary to effect the registration of the Registrable Securities contemplated hereby.

     (b) Seller Information. The Company may require each Participating Holder as to which any registration of such Holder's Registrable Securities is being effected to furnish to the Company with such information regarding such Participating Holder and such Participating Holder's method of distribution of such Registrable Securities as the Company may from time to time reasonably request in writing. If a Participating Holder refuses to provide the Company with any of such information on the grounds that it is not necessary to include such information in the Registration Statement, the Company may exclude such Participating Holder's Registrable Securities from the Registration Statement if the Company provides such Participating Holder with an opinion of counsel to the effect that such information must be included in the Registration Statement and such Participating Holder continues thereafter to withhold such information. The exclusion of a Participating Holder's Registrable Securities shall not affect the registration of the other Registrable Securities to be included in the Registration Statement.

     (c) Notice to Discontinue. Each Participating Holder whose Registrable Securities are covered by the Registration Statement filed pursuant to this Agreement agrees that, upon receipt of written notice from the Company of the happening of any event of the kind described in Section 2.03(a)(v), such Participating Holder shall forthwith discontinue the disposition of Registrable Securities until such Participating Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.03(a)(v) or until it is advised in writing by the Company that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings which are incorporated by reference into the prospectus, and, if so directed by the Company in the case of an event described in Section 2.03(a)(v), such Participating Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Participating Holder's possession, of the prospectus covering such Registrable Securities which is current at the time of receipt of such notice.

     Section 2.04 Registration Expenses. Except as otherwise provided herein, all Registration Expenses shall be borne by the Company. All Selling Expenses relating to Registrable Securities registered shall be borne by the Participating Holders of such Registrable Securities pro rata on the basis of the number of shares so registered.

     Section 2.05 Indemnification.

     (a) Indemnification by the Company. The Company agrees, notwithstanding termination of this Agreement, to indemnify and hold harmless to the fullest extent permitted by applicable law, each Holder, each of its directors, officers, employees, advisors, agents and general or limited partners (and the directors, officers, employees, advisors and agents thereof), their respective Affiliates and each Person who controls (within the meaning of the Securities Act or the Exchange Act) any of such Persons, and each underwriter and each Person who controls (within the meaning of the Securities Act or the Exchange
Act) any underwriter (collectively, "Holder Indemnified Parties") from and against any and all losses, claims, damages, expenses (including, reasonable costs of investigation and fees, disbursements and other charges of counsel and experts and any amounts paid in settlement effected with the Company's consent, which consent shall not be unreasonably withheld or delayed) or other liabilities (collectively, "Losses") to which any such Holder Indemnified Party may become subject under the Securities Act, Exchange Act, any other federal law, any state or common law or any rule or regulation promulgated thereunder or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) are resulting from or arising out of or based upon (i) any untrue, or alleged untrue, statement of a material fact contained in the Registration Statement, prospectus or preliminary prospectus (as amended or supplemented) or any document incorporated by reference in any of the foregoing or resulting from or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made), not misleading, or (ii) any violation by the Company of the Securities Act, Exchange Act, any other federal law, any state or common law or any rule or regulation promulgated thereunder or otherwise incident to any registration, qualification or compliance and in any such case, the Company will promptly reimburse each such Holder Indemnified Party for any legal expenses and any other Losses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability, action or investigation or proceeding (collectively, a "Claim"). Such indemnity obligation shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder Indemnified Parties and shall survive the transfer of Registrable Securities by such Holder Indemnified Parties.

     (b) Indemnification by Holders. In connection with any proposed registration in which a Holder is participating pursuant to this Agreement, each such Holder shall furnish to the Company in writing such information with respect to such Holder as the Company may reasonably request or as may be required by law for use in connection with the Registration Statement or prospectus or preliminary prospectus to be used in connection with such registration and each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, any underwriter retained by the Company and their respective directors, officers, partners, employees, advisors and agents, their respective Affiliates and each Person who controls (within the meaning of the Securities Act or the Exchange Act) any of such Persons to the same extent as the foregoing indemnity from the Company to the Holders as set forth in Section 2.05(a) (subject to the exceptions set forth in the foregoing indemnity, the proviso to this sentence and applicable law), but only with respect to any such information furnished in writing by such Holder expressly for use therein; provided, however, that, unless such liability is directly caused by such Holder's willful or intentional misconduct, the liability of any such Holder under this Section 2.05(b) shall be limited to the amount of the net proceeds received by such Holder in the offering giving rise to such liability. Such indemnity obligation shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder Indemnified Parties (except as provided above) and shall survive the transfer of Registrable Securities by such Holder.

     (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder (the "Indemnified Party") agrees to give prompt written notice to the indemnifying party (the "Indemnifying Party") after the receipt by the Indemnified Party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which the Indemnified Party intends to claim indemnification or contribution pursuant to this Agreement; provided, however, that, the failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party hereunder unless and to the extent such Indemnifying Party is materially prejudiced by such failure. If notice of commencement of any such action is given to the Indemnifying Party as above provided, the Indemnifying Party may participate in and, to the extent it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such Indemnified Party. The Indemnified Party may employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party unless (i) the Indemnifying Party agrees to pay the same, (ii) the Indemnifying Party fails to assume the defense of such action with counsel satisfactory to the Indemnified Party in its reasonable judgment or (iii) the named parties to any such action reasonably believe that the representation of such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate under applicable standards of professional conduct. In the case of clause (ii) above and (iii) above, the Indemnifying Party may not assume the defense of such action on behalf of such Indemnified Party. No Indemnifying Party shall be liable for any settlement entered into without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party may, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened Claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such Claim) unless such settlement, compromise or judgment
(A) includes an unconditional release of the Indemnified Party from all liability arising out of such Claim and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any Indemnified Party. The rights afforded to any Indemnified Party hereunder shall be in addition to any rights that such Indemnified Party may have at common law, by separate agreement or otherwise.

     (d) Contribution. If the indemnification provided for in this Section 2.05 from the Indemnifying Party is unavailable or insufficient to hold harmless an Indemnified Party in respect of any Losses, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by the Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party, as well as any other relevant equitable considerations. The relative faults of the Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the Indemnifying Party's and Indemnified Party's relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that, unless such liability is directly caused by such Holder's willful or intentional misconduct, the liability of any such Holder under this Section 2.05(d) shall be limited to the amount of the net proceeds received by such Holder in the offering giving rise to such liability. The amount paid or payable by a party as a result of the Losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Section 2.05(a), (b) and (c), any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.05(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this
Section 2.05(d).

     Section 2.06 Rule 144 and Rule 144A; Other Exemptions. The Company shall
(i) file in a timely manner all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder and (ii) take such further action as each Holder may reasonably request (including providing any information necessary to comply with Rule 144), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (x) Rule 144 under the Securities Act, as such rules may be amended from time to time or
(y) any other rules or regulations now existing or hereafter adopted by the SEC. Upon the written request of a Holder, the Company shall deliver to the Holder a written statement as to whether it has complied with such requirements.

     Section 2.07 Certain Limitations On Registration Rights. No Holder may participate in the Registration Statement hereunder unless such Holder completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents reasonably required under the terms of such underwriting arrangements and agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting agreement approved by the Holder or Holders entitled hereunder to approve such arrangements; provided, however, that no such Holder shall be required to make any representations or warranties to the Company or the underwriters in connection with any such registration other than representations and warranties as to (i) such Holder's ownership of its Registrable Securities to be sold or transferred, (ii) such Holder's power and authority to effect such transfer and (iii) such matters pertaining to compliance with securities laws as may be reasonably requested. Such Holders of Registrable Securities to be sold by such underwriters may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of the Company to and for the benefit of such underwriters, shall also be made to and for the benefit of such Holders and that any or all of the conditions precedent to the obligations of the underwriters under the underwriting agreement be conditions precedent to the obligations of the Holders.

     Section 2.08 Limitations on Subsequent Registration Rights. The Company will not, without the prior written consent of the Holders of at least 66-2/3% of the Registrable Securities then outstanding, enter into any agreement (or amendment or waiver of the provisions of any agreement) with any holder or prospective holder of any securities of the Company that would grant such holder registration rights that are more favorable, pari passu or senior to those granted to the Holders hereunder.

     Section 2.09 Restrictions on Public Sale by Holders. If requested by the lead managing underwriter with respect to any firm underwriting public offering in which Holders are permitted to participate hereunder, each Holder of Registrable Securities agrees not to effect any public sale or distribution of any Registrable Securities being registered or of any securities convertible into or exchangeable or exercisable for such Registrable Securities, including a sale pursuant to Rule 144 under the Securities Act, during a period of not more than 180 days after any firm underwriting public offering of Common Stock of the Company, commencing on the effective date of the Registration Statement (the "Lock-Up Period"), unless expressly authorized to do so by the lead managing underwriter; provided, however, that if any other holder of securities of the Company is subject to a shorter period or receives more advantageous terms relating to the Lock-Up Period, then the Lock-Up Period shall be such shorter period and also on such more advantageous terms. Notwithstanding the foregoing, the Holders shall not be required to sign lock-up agreements unless other Persons permitted to include securities on such Registration Statement and all of the Company's directors, officers and shareholders owning 5% or more of the Company's fully diluted voting stock have signed substantially similar lock-up agreements with the managing underwriters. Any such lock-up agreements signed by the Holders shall contain reasonable and customary exceptions.

     Section 2.10 Transfer of Registration Rights. The rights of a Holder hereunder may be transferred or assigned in connection with a transfer of Registrable Securities to any transferee who, after such transfer, by itself or together with its Affiliates, would become a Rights Holder. Notwithstanding the foregoing, such rights may only be transferred or assigned provided that all of the following additional conditions are satisfied: (a) such transfer or assignment is effected in accordance with applicable securities laws; (b) such transferee or assignee executes a Joinder Agreement in the form of Exhibit B; and (c) the Company is given written notice by such Holder of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the Registrable Securities with respect to which such rights are being transferred or assigned.

     Section 2.11 Amendment. The provisions of this Article II may be waived or amended by the agreement of a Rights Holder Majority.

                                  ARTICLE III.
                                  ------------

                               INFORMATION RIGHTS

     The Company may fail, in any particular instance, to comply with any covenant or condition set forth in this Article III, or amend such covenant or condition, if before or (in the case of a waiver) after the time for such compliance a Substantial Holder Preferred Majority either waives or amends in writing such compliance in such instance or generally waives or amends compliance with such covenant or condition, but no such waiver or amendment shall extend to or affect such covenant or condition except to the extent so expressly waived or amended, and, until such waiver or amendment becomes effective, the obligations and duties of the Company in respect of any such covenant or condition shall remain in full force and effect.

     Section 3.01 Financial Information to Holders. Other than for any period a Substantial Holder requests to not receive the following information, the Company shall furnish to such Substantial Holder:

     (a) Monthly Reports. As soon as available, but in any event within 30 days after the end of each calendar month (except the last month of the Company's fiscal year), monthly unaudited financial statements, including a consolidated balance sheet as of the end of such month, a consolidated statement of income and a consolidated statement of cash flows for such month and the current fiscal year to date, in each case setting forth in comparative form the figures for the corresponding periods of the previous fiscal year and the Company's projected financial statements for the current fiscal year and showing deviations from the Company's budget, such financial statements to be prepared in accordance with U.S. generally accepted accounting principles consistently applied (with the exception of footnotes). Monthly financial statements shall be accompanied by a certification of the principal financial or accounting officer of the Company as to the conformity of the financial statements with this Section 3.01(a).

     (b) Business Plan and Operating Budget. (i) as soon as practicable, but in any event within five days after adoption by the Board and no later than 30 days prior to the commencement of each fiscal year of the Company, an annual business plan and operating budget for the next immediate fiscal year, which business plan shall include a projection of income and projected cash flow statement for each fiscal quarter in such fiscal year and a projected balance sheet as of the end of each fiscal quarter in such fiscal year and (ii) within a reasonable time after its preparation, any amendment to such previously delivered annual business plan and operating budget.

     (c) Document Delivery. promptly furnish (i) all documents that are, or would be, required to be filed under the Exchange Act by a company whose securities are listed on a national securities exchange; (ii) copies of any document relating to the affairs of the Company that has been delivered to any other securityholder of the Company or broadly to the financial community; (iii) copies of all management letters from accountants; and (iv) all documents prepared by or for the Company as to compliance, defaults, material adverse changes, material litigation, disputes or similar matters.

     (d) Reserve Reports. as soon as available, but in any event within five days after receipt by the Company thereof, each oil and gas reserve engineering report created on behalf of the Company.

     (e) Requests from Substantial Holders. promptly upon request, such other information relating to the financial condition, business, prospects, litigation, regulatory or governmental matters or corporate affairs of the Company that such Substantial Holders may from time to time reasonably request.

     Section 3.02 Board Observation Rights. So long as any shares of the Preferred Stock are outstanding, the Company shall permit a representative of each Substantial Holder to attend all meetings of the Board (whether such meeting is held by telephone or other telecommunications equipment or in person) and shall furnish to each Substantial Holder notice of such meetings and a copy of all communications made to or among the members of the Board contemporaneously with the initial delivery of such communications.

     Section 3.03 Confidentiality. Any Holder receiving non-public information concerning the Company pursuant to Section 3.01 and/or Section 3.02 ("Confidential Information") agrees and acknowledges that, except as required by applicable law, it will take all measures reasonably practicable to ensure Confidential Information will not be disclosed to anyone except its employees, affiliates, officers, directors, partners, agents, advisors or representatives (collectively, the "Representatives") to extent such Representatives are subject to substantially similar terms and conditions as are referred to in this Section
3.03. For this Section 3.03, Confidential Information shall not include any information that, with respect to any Holder (i) becomes generally available to the public other than as a result of a disclosure by a Holder or any Representative of a Holder in violation of Section 3.03, (ii) was in such Holder's possession prior to the disclosure of the Confidential Information pursuant to this Section 3.03 or (iii) becomes available to such Holder or such Holder's Representative on a non-confidential basis from a source other than the Company.

     Section 3.04 Acknowledgement Regarding Confidential Information. Each Holder acknowledges and agrees that certain laws prohibit such Holder from trading securities of the Company on the basis of material Confidential Information, though this Section 3.04 shall not be enforceable against, and shall not give rise to a cause of action against, any Holder.

     Section 3.05 Transfer of Information Rights. The rights and benefits of a Holder hereunder may be transferred or assigned in connection with a transfer of any of the Preferred Stock to any transferee who, after such transfer, by itself or together with its Affiliates, would become a Substantial Holder. Notwithstanding the foregoing, such rights may only be transferred or assigned provided that all of the following additional conditions are satisfied: (a) such transfer or assignment is effected in accordance with applicable securities laws; (b) such transferee or assignee executes a Joinder Agreement in the form of Exhibit B; and (c) the Company is given written notice by such Holder of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the Registrable Securities with respect to which such rights are being transferred or assigned.

                                  ARTICLE IV.
                                  -----------

                            COVENANTS OF THE COMPANY

     Except with respect to Section 4.25 and Section 4.26, the Company may fail, in any particular instance, to comply with any covenant or condition set forth in this Article IV, or amend any such covenant or condition, if before or (in the case of a waiver) after the time for such compliance a Substantial Holder Preferred Majority either waives or amends in writing such compliance in such instance or generally waives or amends compliance with such covenant or condition, but no such waiver or amendment shall extend to or affect such covenant or condition except to the extent so expressly waived or amended, and, until such waiver or amendment shall become effective, the obligations and duties of the Company in respect of any such covenant or condition shall remain in full force and effect. With respect to Section 4.25, such waiver or amendment may only be effected by the consent of a Rights Holder Majority and, with respect to Section 4.26, such waiver or amendment may only be effected by the consent of a Holder Preferred Majority.

     Section 4.01 Corporate Existence. The Company shall preserve and maintain, and, except as otherwise permitted by Section 4.11, cause each of its subsidiaries to preserve and maintain, its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each of its subsidiaries to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership or lease of its properties.

     Section 4.02 Preservation of Property and Assets. The Company shall use its best efforts to secure, preserve and maintain, and cause each of its subsidiaries to use its best efforts to secure, preserve and maintain, all licenses, permits and other rights to use all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how, concepts and all pending applications for and registrations of patents, trademarks, service marks and copyrights owned or possessed by it and deemed by the Company to be material to the conduct of its business or the business of such subsidiary. The Company shall also use its best efforts to maintain and preserve, and cause each of its subsidiaries to use its best efforts to maintain and preserve, all of its other properties and assets necessary for the proper conduct of its business, in good repair, working order and condition, ordinary wear and tear excepted, and, from time to time, make all necessary and proper repairs, renewals, replacements, additions and improvements thereto; and the Company and its subsidiaries will at all times comply with each material provision of all leases to which any of them is a party or under which any of them occupies property if the breach of such provision might have a material and adverse effect on the business, assets, liabilities, prospects, condition, financial or otherwise, or operations of the Company.

     Section 4.03 Properties, Business, Insurance. The Company shall obtain and maintain and cause each of its subsidiaries to maintain as to its respective properties and business, with financially sound and reputable insurers, insurance against such casualties and contingencies and of such types and in such amounts as is consistent with past practices of the Company. The Company shall not cause or permit any assignment or change in beneficiary and shall not borrow against any such policy. If requested by a Holder (if holding, in the aggregate, at least a majority of the then outstanding Preferred Stock (or shares of Common Stock converted from the Preferred Stock)), the Company will add one designee of such Holder as a notice party for such policy and shall request that the issuer of such policy provide such designee with ten days notice before such policy is terminated (for failure to pay premiums or otherwise) or assigned or before any change is made in the beneficiary thereof.

     Section 4.04 Directors and Officers Insurance. The Company will (i) upon a Substantial Holder's written request, obtain and maintain directors and officers' liability insurance in the amount of at least $5,000,000 and (ii) at all times exercise the powers granted to it by its Articles of Incorporation and bylaws (together, the "Organizational Documents"), and by applicable law to indemnify and hold harmless to the fullest extent permitted by applicable law present or former directors and officers of the Company against any threatened or actual claim, action, suit, proceeding or investigation made against them arising from their service in such capacities (or service in such capacities for another enterprise at the request of the Company).

     Section 4.05 Inspection, Consultation and Advice. The Company shall permit, and cause each of its subsidiaries to permit, each Substantial Holder and such persons as it may designate, at such Substantial Holder's expense, to visit and inspect any of the properties of the Company and such subsidiary, examine their books and take copies and extracts therefrom, discuss the affairs, finances and accounts of the Company and such subsidiary with their officers, employees and public accountants (and the Company hereby authorizes said accountants to discuss with such holder and such designees such affairs, finances and accounts), and consult with and advise the management of the Company and such subsidiary as to the Company's affairs, finances and accounts, all at reasonable times and upon reasonable notice; provided, however, that in the event of the Company's breach of any of the covenants contained in this Section 4.05, the Company shall be responsible for the fees and expenses incurred by such Substantial Holder in enforcing its rights under this Section 4.05.

     Section 4.06 Restrictive Agreements Prohibited. Neither the Company nor any of its subsidiaries shall become a party to any agreement that by its terms restricts the Company's performance of this Agreement, any of the other Transaction Documents (as defined in the Subscription Agreement) or the Organizational Documents.

     Section 4.07 Expenses of Directors. The Company shall promptly reimburse in full, each director of the Company who is not an employee of the Company and who is appointed by the Holders of the Preferred Stock, for all of his or her reasonable out-of-pocket expenses incurred in attending each meeting of the Board or any committee thereof.

     Section 4.08 Compensation. The Company shall not pay compensation to its management in excess of that compensation customarily paid to management in companies of similar size, of similar maturity, and in similar businesses without the unanimous written consent of the Board.

     Section 4.09 Payment of Taxes; Trade Debt. The Company shall pay and discharge, and cause each of its subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income, profits or business, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of the Company or any of its subsidiaries; provided, however, that neither the Company, nor its subsidiaries, shall be required to pay any such tax, assessment, charge, levy or claim which is being contested or extended in good faith and by appropriate proceedings if the Company or such subsidiary shall have set aside on its books sufficient reserves, if any, with respect thereto. The Company shall pay and cause each of its subsidiaries to pay, when due, or in conformity with customary trade terms, all lease obligations, all trade debt, and all other Indebtedness incident to the operations of the Company or such subsidiary, except such as are being contested in good faith and by proper proceedings if the Company or such subsidiary shall have set aside on its books sufficient reserves, if any, with respect thereto.

     Section 4.10 Internal Accounting Controls. The Company shall devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with Company management's general or specific authorization, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements, and to maintain accountability for assets, (c) access to assets is permitted only in accordance with Company management's general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     Section 4.11 Activities of the Company and its Subsidiaries. The Company may not, nor may it permit any of its subsidiaries to, consummate an Asset Sale. Further, the Company shall not (a) organize or acquire any entity that is a subsidiary unless such subsidiary is wholly-owned (directly or indirectly) by the Company, (b) permit any of its subsidiaries to consolidate or merge, or sell or transfer greater than 15% of its assets, except that such subsidiaries may
(i) consolidate or merge into or with or sell or transfer assets to any other subsidiary of the Company, or (ii) merge into or sell or transfer assets to the Company, (c) sell, pledge or otherwise transfer any shares of capital stock of any of its subsidiaries, except to the Company or another of its subsidiaries, or permit any of its subsidiaries to issue, sell, pledge or otherwise transfer any shares of its capital stock or the capital stock of any of its subsidiaries, except to the Company or another of the Company's subsidiaries or (d) permit any of its subsidiaries to purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of its stock, except for dividends or other distributions payable to the Company or another of its subsidiaries.

     Section 4.12 Compliance with Laws. The Company shall use its commercially reasonable efforts to comply, and to cause each of its subsidiaries to comply, with all applicable laws, rules, regulations and orders.

     Section 4.13 Keeping of Records and Books of Account. The Company shall keep, and cause each of its subsidiaries to keep, adequate records and books of account, in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and such subsidiary, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

     Section 4.14 Change in Nature of Business. The Company shall not make, or permit any of its subsidiaries to make, any material change in the nature of its business as currently conducted and proposed to be conducted by the Company.

     Section 4.15 Indemnity for Officers and Directors. The Company shall at all times maintain provisions in its Organizational Documents indemnifying all directors against liability to the maximum extent permitted under the laws of the State of Texas.

     Section 4.16 Publicity. The Company shall not issue or cause the publication of any press release, advertisement or other public communication relating to (a) any Holder (or any of its Affiliates) or (b) this Agreement or any other Transaction Document, without each Holder's prior written consent.

     Section 4.17 Employee and Other Stock Arrangements. The Company will not issue any of its capital stock, or grant an option or rights to subscribe for, purchase or acquire any of its capital stock, to any employee, consultant, officer or director of the Company or any of its subsidiaries, except pursuant to an equity compensation plan duly approved by the shareholders of the Company or pursuant to options or warrants outstanding as of the date of this Agreement. Each acquisition of any shares of capital stock of the Company or any option or right to acquire any shares of capital stock of the Company by an employee, officer or director of the Company will be conditioned upon the execution and delivery by the Company and such employee, officer or director of an agreement substantially in a form approved by the Board.

     Section 4.18 Extension of Credit. The Company shall not, nor shall it permit its subsidiaries to, extend credit by any method or in any form or manner in excess of $1,000,000, other than open account credit extended to customers in the ordinary course of business.

     Section 4.19 Limitations on Liens. The Company shall not, nor shall it permit any of its subsidiaries to, create, incur, assume, or suffer to exist any Liens upon any of their respective assets, except for Permitted Encumbrances or Liens securing Indebtedness permitted under Section 4.21.

     Section 4.20 Loans, Advances, etc. The Company shall not, nor shall it permit its subsidiaries to, make any loans, advances, or capital contributions to, or Investments in, any other Person (other than to its wholly owned subsidiaries to the extent that they remain wholly owned subsidiaries) in excess of $500,000.

     Section 4.21 No Indebtedness; Limits on Certain Securities. The Company shall not, nor shall it permit any of its subsidiaries to, create, incur, guarantee, or assume any Indebtedness or otherwise become liable or responsible for the obligations of any other Person in excess of $1,000,000, except in connection with a first priority secured reserve based credit facility with no equity or reserve based incentives. If the Company issues any class of capital stock that would be considered Junior Stock under the Statement of Resolution with respect to the Preferred Stock without the consent of a Preferred Holder Majority, then no such capital stock may be issued unless 50% of the net proceeds therefrom are used to make an offer to all of the holders of Preferred Stock to redeem their shares of Preferred Stock, on a pro rata basis at the Preferred Liquidation Preference thereof (as defined in the statement of resolution with respect thereto).

     Section 4.22 Discharge of Obligations. The Company shall not, nor shall it permit any subsidiary to, pay, discharge, or satisfy any claims, liabilities or obligations (whether accrued, absolute, contingent, unliquidated, or otherwise, and whether asserted or unasserted), other than the payment, discharge, or satisfaction in the ordinary course of business consistent with past practice, or in accordance with their terms.

     Section 4.23 Affiliate Transactions. Neither the Company nor any of its subsidiaries will, directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with or for the benefit of any of its Affiliates (other than transactions between the Company and a wholly-owned subsidiary of the Company or among wholly-owned subsidiaries of the Company) (an "Affiliate Transaction"), unless approved of in good faith by a majority of the members of the Board of Directors of the Company. The foregoing restrictions on Affiliate Transactions will not apply to (i) reasonable and customary directors' fees, indemnification, and similar arrangements and payments thereunder, (ii) any issuance of securities pursuant to stock option or stock ownership plans approved by the Board of Directors of the Company, and (iii) transactions pursuant to agreements in existence on the date hereof.

     Section 4.24 Disclosure Controls and Procedures; Internal Controls.

     (a) The Company will maintain disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) that (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known on a timely basis to management and the individuals responsible for the preparation of the Company's filings with the SEC and other public disclosure documents, particularly during the periods in which the filings made by the Company with the SEC which it may make under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act are being prepared, (ii) are evaluated for effectiveness as of the end of the periods covered by the Company's Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as the case may be, filed with the SEC, and (iii) are effective to perform the functions for which they were established; and

     (b) The independent registered public accountants and the Audit Committee of the Board will be advised by the Company of (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and
(ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company's internal controls. Any material weaknesses in internal controls will be identified for the Company's accountants.

     Section 4.25 Pre-emptive Rights (Right of First Refusal).

     (a) Subject to the terms and conditions specified in this Section 4.25, the Company hereby grants to each Rights Holder a right of first refusal with respect to future sales by the Company of its New Securities (as defined).

     (b) Each time the Company receives an offer to purchase any shares of or securities convertible into or exercisable for any shares of any class of its capital stock (the "New Securities"), the Company shall allow each Rights Holder to purchase its Proportionate Share (as hereinafter defined) of such New Securities in accordance with the following provisions:

     (i) The Company shall deliver a notice by certified mail (the "Offer Notice") to each Rights Holder stating (i) it has received from a third party a bona fide offer to purchase such New Securities, (ii) the number and class of New Securities proposed to be purchased by such third party (whether preferred shares or common shares of the Company), and (iii) the per share purchase price and terms, if any, upon which such third party proposes to purchase such New Securities.

     (ii) By written notification received by the Company within 20 days after giving of the Offer Notice (the "Offer Period"), each Rights Holder may elect to purchase or obtain, at the price and on the terms specified in the Offer Notice, up to that portion and type of such New Securities specified in the Offer Notice which equals the proportion (the "Proportionate Share") that the number of Registrable Securities issued and held by such Rights Holder (on an as-converted basis) bears to the total number of Registrable Securities (on an as-converted basis).

     (iii) In the notice of election made by a Rights Holder pursuant to paragraph (ii) above, such Rights Holder shall state whether it has agreed to purchase its Proportionate Share of the New Securities or a lesser number, and if a lesser number, how many.

     (iv) Any notice by a Rights Holder to purchase New Securities shall be binding on such Rights Holder except to the extent otherwise provided in this
Section 4.25.

     (v) Each Rights Holder shall have a right of oversubscription such that, if any other Rights Holder fails to elect to purchase its full Proportionate Share of the New Securities, the other Rights Holders shall, among them, have the right to purchase up to the balance of such New Securities not so purchased. Such Rights Holders may exercise such right of oversubscription by electing to purchase more than their Proportionate Share of the New Securities by so indicating in their written notice given pursuant to paragraph (ii) above. If, as a result thereof, the oversubscription commitments of the Rights Holders exceed the total number of the New Securities available, the oversubscribing Rights Holders shall be cut back with respect to their oversubscriptions on a pro rata basis in accordance with their respective Proportionate Share or as they may otherwise agree among themselves.

     (c) With respect to those New Securities that are not subscribed by the Rights Holders, (a) the Company shall have a 60 day period following the expiration of the Offer Period to sell or enter into an agreement to sell the New Securities to the third party that so offered to purchase such New Securities at a price not less than, and upon terms no more favorable to such third party than those specified in the Offer Notice, and (b) no Rights Holder that has exercised his, her or its right to purchase any New Securities pursuant to this Section 4.25 shall be obligated to consummate such purchase unless and until any New Securities available for issuance and sale to such third party have actually been issued and sold in accordance with the terms set forth in the Offer Notice, in which event a closing with respect to both the purchase by such Rights Holder and such third party shall occur simultaneously. If the Company does not sell such New Securities within such 60 day period or the agreement entered into with respect to such New Securities within such 60 day period is not consummated within 30 days of the execution thereof, the Company shall not thereafter issue or sell any New Securities without first again offering such securities to the Rights Holders in the manner provided above.

     (d) The right of first refusal in this Section 4.25 shall not be applicable
(i) to the issuance or sale of Common Stock or incentive shares (or options therefor) pursuant to a stock option plan (or similar equity incentive plan) to employees, consultants, managers or directors and approved by the Board, (ii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, (iii) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, in each case, approved by the Board, (iv) the issuance of securities to banks, equipment lessors and similar financial institutions in connection with commercial credit arrangements or equipment financings that have a primary purpose other than the raising of equity capital, or (v) to or after consummation of any merger or consolidation of the Company.

     Section 4.26 Merger.

     (a) Proxy Statement. As promptly as practicable after the execution of this Agreement, the Company will prepare and file with the SEC a proxy statement (together with any amendments thereof or supplements thereto, in each case in the form or forms mailed to Company's shareholders, the "Proxy Statement") relating to the meeting of Company's shareholders to be held in connection with merger of the Company into a Delaware corporation and wholly owned subsidiary of the Company governed by a Certificate of Incorporation ("Certificate of Incorporation") substantially in the form attached as Exhibit A (the "Merger"). As promptly as practicable the Company will mail the Proxy Statement to its shareholders. The Proxy Statement will include the recommendation of the Board in favor of approving the Merger. The Proxy Statement will not be filed with the SEC by, and no amendment or supplement to the Proxy Statement will be made by, the Company without the approval of the Holders (which approval will not be unreasonably withheld or delayed). The Holders and the Company each will advise the other, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information.

     (b) Shareholders Meeting. The Company will, in accordance with applicable law and the Organizational Documents, duly call, give notice of, convene and hold a special meeting of its shareholders for the purpose of approving the Merger by the Company's shareholders in accordance with applicable law and the Organizational Documents. The Company will use its reasonable efforts to cause the meeting to occur within 60 days after the date on which the Proxy Statement is first mailed to shareholders.

     (c) Payments Under Certain Circumstances.

     (i) Payments ("Payments") with respect to the Registrable Securities shall be assessed as provided below if (i) the Merger has not been approved by the Board and the Company's shareholders by July 30, 2005 or (ii) all requisite filings to effectuate the Merger have not been made, and accepted by, each of the Texas and Delaware Secretary of States by July 30, 2005 (a "Default"). The foregoing will constitute a Default whatever the reason for any such event and whether it is voluntary or involuntary or is beyond the Company's control or pursuant to operation of law or as a result of any action or inaction by any third party.

     (ii) Payments shall accrue on the Preferred Stock from and including the date on which the Default occurs to but excluding the date on which the Default has been cured (or the date on which the New Preferred Stock has been created and certain of the Preferred Stock has been converted into such New Preferred Stock as provided for below), at a rate of $80 per share of Preferred Stock per annum (subject to adjustment for splits, recombinations and similar matters). Other than the obligation of payment of any Payments in accordance with the terms hereof, the Company will have no other liabilities for monetary damages with respect to a Default, except as set forth below regarding creation of the New Preferred Stock and conversion of certain of the shares of the Preferred Stock into such New Preferred Stock. With respect to each Holder, the Company's obligations to pay Payments remain in effect only so long as the securities held by the Holder are Registrable Securities.

     (iii) Any amounts of Payments due will be payable in cash monthly at the end of each month until the Default is cured or the New Preferred Stock is created and certain of such Preferred Stock has been converted into such New Preferred Stock as contemplated below. The amount of Payments will be determined on the basis of a 360-day year comprised of twelve 30-day months, and the actual number of days on which Payments accrued during such period.

     (d) Creation of New Series of Preferred Stock. If, by December 31, 2005, the Default is not cured, the Company shall use its best efforts to convert (on a pro rata basis based on the number of shares of Preferred Stock held by each such Holder in proportion to the total number of shares of Preferred Stock issued and outstanding) an amount of shares of Preferred Stock into New Preferred Stock, such that the remaining shares of Preferred Stock shall have sufficient shares of Common Stock into which they may convert. The "New Preferred Stock" shall be a series of preferred stock, substantially similar to the Preferred Stock, except that:

     (i) it shall not have the right to vote except as required by law;

     (ii) it shall be mandatorily redeemable at the holder's option on January 15, 2008, and if not so redeemed, the dividend rate thereon shall increase to 14%;

     (iii) it shall not be convertible;

     (iv) it shall bear a quarterly dividend at an annual rate of 12%; and

     (v) it shall be optionally redeemable by the Company at any time.

     Section 4.27 Transfer of Covenants. Except with respect to Section 4.25 and
Section 4.26, the rights and benefits of a Holder hereunder may be transferred or assigned in connection with a transfer of the Preferred Stock to any transferee who, after such transfer, by itself or together with its Affiliates, would become a Substantial Holder. With respect to Section 4.25, the rights of a Holder hereunder may be transferred or assigned in connection with a transfer of Registrable Securities to any transferee who, after such transfer, by itself or together with its Affiliates, would become a Rights Holder. With respect to
Section 4.26, the rights of a Holder hereunder may be transferred or assigned in connection with a transfer of Preferred Stock to any Person. Notwithstanding the foregoing, such rights may only be transferred or assigned provided that all of the following additional conditions are satisfied: (a) such transfer or assignment is effected in accordance with applicable securities laws; (b) such transferee or assignee executes a Joinder Agreement in the form of Exhibit B; and (c) the Company is given written notice by such Holder of such transfer or assignment, stating the name and address of the transferee or assignee and identifying the securities with respect to which such rights are being transferred or assigned.

                                   ARTICLE V.
                                   ----------

                               GENERAL PROVISIONS

     Section 5.01 Accounting. The Company covenants that it will not make any change in the Company's accounting principles, methods or practices or depreciation or amortization policies or rates currently in effect, including any change from "full cost pool" to "successful efforts" accounting.

     Section 5.02 Further Assurances. The Company and each Holder agree to take such actions and execute and deliver such other documents or agreements as may be necessary or desirable for the implementation of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby.

     Section 5.03 Notices. Any notice, request, demand or other communication required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed given under this Agreement on the earliest of: (a) the date of personal delivery, (b) the date of transmission by facsimile, with confirmed transmission and receipt, (c) two days after deposit with a nationally-recognized courier or overnight service such as Federal Express, or (d) five days after mailing via certified mail, return receipt requested. All notices not delivered personally or by facsimile will be sent with postage and other charges prepaid and properly addressed to the party to be notified at the address set forth for such party:

                  If to Purchaser:

                           c/o Oaktree Capital Management, LLC
                           333 South Grand Avenue, 28th Floor
                           Los Angeles, California 90071
                           Attention: B. James Ford
                           Telecopier: (213) 830-6394

                           with a copy to (which does not constitute notice):

                           Akin Gump Strauss Hauer & Feld LLP
                           1111 Louisiana Street, 44th Floor
                           Houston, Texas 77002
                           Phone: (713) 220-5200
                           Fax: (713) 236-0822
                           Attn:  Julien Smythe

                  If to the Company:

                           480 N. Sam Houston Parkway East
                           Suite 300
                           Houston, Texas 77060
                           Phone: (281) 820-1919
                           Fax: (281) 260-8488
                           Attn:  Thomas R. Kaetzer
                           with a copy to (which does not constitute notice):

                           Jackson Walker L.L.P.
                           901 Main Street, Suite 6000
                           Dallas, Texas 75202
                           Phone: (214) 953-6000
                           Fax: (214) 953-5822
                           Attn:    Bradley L. Whitlock

Any party hereto (and such party's permitted assigns) may change such party's address for receipt of future notices hereunder by giving written notice to the Company and the other parties hereto.

     Section 5.04 Governing Law. This Agreement and the performance of the transactions and the obligations of the parties hereunder will be governed by and construed and enforced in accordance with the laws of the State of Texas, without giving effect to any choice of law principles.

     Section 5.05 Entire Agreement. This Agreement and each of the other Transaction Documents, constitutes the entire agreement and understanding of the parties hereto in respect of its subject matters and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

     Section 5.06 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

     Section 5.07 Parties in Interest.

     Except as otherwise set forth in this Agreement, all representations, warranties, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Without limiting the generality of the foregoing, except as otherwise set forth in this Agreement all representations, covenants and agreements benefiting a Holder shall inure to the benefit of any and all subsequent Holders from time to time of Registrable Securities. Nothing in this Agreement shall create or be deemed to create any third-party beneficiary rights in any Person not a party to this Agreement except with respect to any Indemnified Party under Section 2.05.

     Section 5.08 Waiver, Amendment and Termination. Except as otherwise set forth in this Agreement, the provisions of this Agreement may be waived or amended by the agreement of a Holder Majority; provided, however, that no such amendment or waiver may affect any provision of this Agreement, including the second sentence of this Section 5.08, intended for the benefit of holders of a specified percentage or amount of securities hereunder, or which would otherwise affect the rights of such holders, unless such amendment or waiver is consented to by a Holder Preferred Majority, Rights Holder Majority or Substantial Holder Preferred Majority, as the case may be. Upon the conversion of all the Registrable Securities that are Preferred Stock into Common Stock this Agreement shall terminate except for Article I, Article II, the preamble to Article IV,
Section 4.25, Section 4.26, Section 4.27, and Article V (except for Section 5.01), which in each case shall survive termination or expiration of this Agreement; provided, however, that (i) Section 4.25 shall terminate upon the last to occur of (a) conversion of all the Registrable Securities that are Preferred Stock into Common Stock and (b) five years from the date hereof and
(ii) Section 4.26 shall terminate upon the first to occur of (a) the Merger and
(b) the conversion of certain of the shares of Preferred Stock into New Preferred Stock in accordance with Section 4.26(d).

     Section 5.09 Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision hereof will not affect the validity or enforceability of the other provisions hereof; provided that if any provision of this Agreement, as applied to any party or to any circumstance, is adjudged by a court, governmental body, arbitrator not to be enforceable in accordance with its terms, the parties agree that the court, governmental body, arbitrator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

     Section 5.10 Titles and Subtitles. The article and section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

     Section 5.11 Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto and the Indemnified Parties and their successors and assigns, any rights or remedies by reason of this Agreement.


     Section 5.12 Construction. The parties hereto have jointly participated in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local or foreign law will also be deemed to refer to such law as amended and all rules and regulations promulgated thereunder, unless the context otherwise requires. The words "include," "includes" and "including" shall be deemed to be followed by "without limitation." Pronouns in masculine, feminine and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words "this Agreement," "herein," "hereof," "hereby," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party has breached, will not detract from or mitigate the fact that such party is in breach of the first representation, warranty or covenant.

     Section 5.13 Remedies. The parties shall have all remedies for breach of this Agreement available to them as provided by law or equity. Without limiting the generality of the foregoing, the parties agree that in addition to any other rights and remedies available at law or in equity, the parties shall be entitled to obtain specific performance of the obligations of each party to this Agreement and immediate injunctive relief and that, in the event any action or proceeding is brought in equity or to enforce the same, no party will urge, as a defense, that there is an adequate remedy at law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

     Section 5.14 Arbitration. Any and all claims, counterclaims, demands, causes of action, disputes, controversies, and other matters in question arising out of or relating to this Agreement or in any way relating to the subject matter of this Agreement or the relationship between the parties hereto created by this Agreement, involving the parties hereto or their respective representatives ("Disputes") even though all or some of the Disputes allegedly are extra-contractual in nature, whether such Disputes sound in contract, tort or otherwise, at law or in equity, under state, provincial or federal law, for damages or any other relief will be resolved as follows: first, representatives of the Company and such Holder(s) will meet to attempt to resolve such Dispute. If the Dispute cannot be resolved by agreement of the parties hereto, any party may at any time make a written demand for binding arbitration of the Dispute in accordance with this Section 5.14; provided that the foregoing shall not preclude equitable or other judicial relief to enforce the provisions hereof or to preserve the status quo pending resolution of Disputes; and provided further that resolution of Disputes with respect to claims by third Persons will be deferred until any judicial proceedings with respect thereto are concluded. Subject to the provisions of this Section 5.14, such Holder(s) and the Company will agree upon the rules of the arbitration prior to the arbitration and based upon the nature of the Dispute; provided that to the extent that the parties hereto cannot agree on the rules of the arbitration, then the Commercial Arbitration Rules of the American Arbitration Association in effect on the date hereof, and except as the applicable rules are modified by this Agreement, will apply. As a minimum set of rules in the arbitration the parties hereto agree as follows:

     (a) To the extent the claims asserted are in excess of $4.0 million, the arbitration will be held before a panel of three arbitrators consisting of one arbitrator selected by such Holder(s), the other selected by the Company, and the third then selected by those two arbitrators (such third arbitrator to be neutral). If agreement cannot be reached on a third arbitrator within 30 days of the need therefor, the Chief Judge of the U.S. District Court for the Southern District of Texas shall appoint an arbitrator. If the claims asserted are less than $4.0 million, the Chief Judge of the U.S. District Court for the Southern District of Texas shall appoint a sole arbitrator. All arbitrators shall be attorneys with at least ten years experience in oil and gas transactions.

     (b) The arbitrator(s) will deliver their decision in writing within 20 days after the termination of the arbitration hearings.

     (c) The non-prevailing party will bear the costs and fees of the arbitration.

     (d) The arbitrator(s) final decision will be in writing but will not specify the basis for their decision, the basis for the damages award or the basis of any other remedy. The arbitrator(s)' decision will be considered as a final and binding resolution of the disagreement, will not be subject to appeal and may be entered as an order in any court of competent jurisdiction in the United States; provided that this Agreement confers no power or authority upon the arbitrator(s) (i) to render any decision that is based on clearly erroneously findings of fact, (ii) that manifestly disregards the law, or (iii) that exceeds the powers of the arbitrator(s), and no such decision will be eligible for confirmation. Each party hereto agrees to submit to the jurisdiction of any such court for purposes of the enforcement of any such order. No party will sue the other except for enforcement of the arbitrator(s)' decision if the other party is not performing in accordance with the arbitrator(s)' decision. The provisions of this Agreement will be binding on the arbitrator(s).

     (e) Any arbitration proceeding will be conducted on a confidential basis.

     (f) Any arbitration proceeding shall be held in Houston, Texas.

     (g) Any arbitration proceeding, including discovery, shall be conducted in accordance with the Texas Rules of Civil Procedure and the Texas Rules of Evidence.

     Section 5.15 Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement or any other agreement or document to be executed or delivered pursuant hereto, the prevailing party shall be entitled to reasonable attorneys' fees, costs, and disbursements in addition to any other relief to which such party may be entitled.

     Section 5.16 Adjustments for Stock Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of Common Stock or Preferred Stock of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement will automatically be proportionally adjusted to reflect the effect of such subdivision, combination or stock dividend on the outstanding shares of such class or series of stock.

     Section 5.17 Aggregation of Stock. All shares held or acquired by Affiliates will be aggregated together for the purpose of determining the availability of any rights under this Agreement.Section 5.18 Series G Preferred Stock Purchasers. Notwithstanding anything in this Agreement to the contrary, the parties acknowledge that Purchaser may transfer shares of the Preferred Stock to certain individuals as contemplated by Section 3.01 of the Subscription Agreement, which individuals shall be entitled to the benefits of Article II as would a Holder of Registrable Securities hereunder, regardless of the number of shares received by such individuals, provided that each such individual agrees in writing to be bound hereby to the same extent as Purchaser.




                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Company and Purchaser have executed this Agreement as of the day and year first above written.


COMPANY:               GULFWEST ENERGY, INC.



                       By: /s/ John E. Loehr
                       Name:John E. Loehr
                       Title: Chief Executive Officer




PURCHASER:             OCM GW HOLDINGS, LLC

                       By: OCM Principal Opportunities Fund III, L.P., its
                               managing member

                       By: OCM Principal Opportunities Fund III GP, LLC, its
                               general partner

                       By: Oaktree Capital Management, LLC, its managing member



                       By: /s/ Stephen A. Kaplan
                           -----------------------
                           Name: Stephen A. Kaplan
                           Title: Principal


                 Signature Page to Shareholder Rights Agreement

                                    Exhibit A
                                    ---------


                          CERTIFICATE OF INCORPORATION
                                       OF
                             [GULFWEST ENERGY INC.]

THE UNDERSIGNED, acting as the incorporator of a corporation under and in accordance with the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended from time to time (the "DGCL"), hereby adopts the following Certificate of Incorporation for such corporation:

                                  ARTICLE VI.
                                  -----------
                                      NAME

The name of the corporation is [GulfWest Energy Inc.] (the "Corporation").

                                  ARTICLE VII.
                                  ------------
                                     PURPOSE

The purpose for which the Corporation is organized is to engage in any or all lawful acts and activities for which corporations may be incorporated under the DGCL.

                                 ARTICLE VIII.
                                 -------------
                                REGISTERED AGENT

The street address of the initial registered office of the Corporation in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle, and the name of the Corporation's initial registered agent at such address is Corporation Trust Center.

                                  ARTICLE IX.
                                  -----------
                                 CAPITALIZATION

     Section 9.01 Authorized Capital Stock

The total number of shares of all classes of capital stock which the Corporation is authorized to issue is [________] shares of common stock, par value $0.001 per share (the "Common Stock"), and [________] shares of preferred stock, par value $0.001 per share (the "Preferred Stock"). Unless specifically provided otherwise herein, the holders of such shares shall be entitled to one vote for each share held in any stockholder vote in which any of such holders is entitled to participate.

     Section 9.02 Preferred Stock

     (a) The Preferred Stock may be issued from time to time in one or more series. The Board of Directors (the "Board") is hereby expressly authorized to provide for the issuance of shares of Preferred Stock in one or more series and to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and relative, participating, optional and other special rights, if any, of each such series and the qualifications, limitations and restrictions thereof, as shall be stated in the resolution(s) adopted by the Board providing for the issuance of such series and included in a certificate of designations (a "Preferred Stock Designation") filed pursuant to the DGCL. [Preferred Stock Designations to be filed concurrently with the filing of this Certificate containing substantially the same terms and conditions as those Preferred Stock Statements of Resolution, as amended, to be in place with respect to GulfWest Energy Inc. immediately following the closing of the Series G Preferred Stock purchase.]

     (b) The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock, without a vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders of Preferred Stock is required pursuant to another provision of this Certificate (including any Preferred Stock Designation).

     Section 9.03 Common Stock

     (a) The holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of shares of Common Stock are entitled to vote. Except as otherwise required by law or this Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders. Notwithstanding the foregoing, except as otherwise required by law or this Certificate (including a Preferred Stock Designation), holders of Common Stock shall not be entitled to vote on any amendment to this Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate (including any Preferred Stock Designation).

     (b) Subject to the rights of the holders of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions.

     (c) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, and subject to the rights of the holders of Preferred Stock in respect thereof, the holders of shares of Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Common Stock held by them.

                                   ARTICLE X.
                                   ----------
                                  INCORPORATOR

     The name and mailing address of the incorporator is as follows:

----------------------------------------------------- -----------------------------------------------------
                          Name                                                 Address
----------------------------------------------------- -----------------------------------------------------
----------------------------------------------------- -----------------------------------------------------
                  Elizabeth Ann Murfee                     Akin Gump Strauss Hauer & Feld LLP
                                                           1111 Louisiana Street, 44th Floor
                                                           Houston, Texas 77002
----------------------------------------------------- -----------------------------------------------------

                                   ARTICLE XI.
                                   -----------
                                    DIRECTORS

     Section 11.01 Board Powers

     The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Certificate or the Bylaws of the Corporation (the "Bylaws"), the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

     Section 11.02 Number and Election

     (a) Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot.

     (b) Except as required by any Preferred Stock Designation, the number of directors of the Corporation, other than those who may be elected by the holders of one or more series of Preferred Stock entitled to elect a specified number of directors voting separately by class or series, shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Whole Board. For purposes of this Certificate, "Whole Board" shall mean the total number of directors the Corporation would have if there were no vacancies.

     Section 11.03 Initial Directors

     Upon the filing of this Certificate, the powers of the incorporator shall terminate. The name and mailing address of the persons who are to serve as the initial directors until the first annual meeting of stockholders of the Corporation or until such director's successor is duly elected and qualified are as follows:

          Name                                              Address
          ----                                              -------

      B. James Ford                  480 North Sam Houston Parkway East
                                     Suite 300
                                     Houston, Texas 77060
    Skardon F. Baker
   J. Virgil Waggoner
      Allan D. Keel
       John Loehr

Section 11.04     Newly Created Directorships and Vacancies

     Newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely by a majority vote of the directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders except as specified in a Preferred Stock Designation), and any director so chosen shall hold office for the remainder of the full term of such directorship and until his or her successor has been elected and qualified, subject, however, to such director's earlier death, resignation, retirement, disqualification or removal.

                                  ARTICLE XII.
                                  ------------
                                     BYLAWS

     In furtherance and not in limitation of the powers conferred upon it by law, the Board may adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the stockholders.

                                 ARTICLE XIII.
                                 -------------
                            MEETINGS OF STOCKHOLDERS

     Section 13.01 Meetings

     Except as otherwise required by law or the terms of any one or more series of Preferred Stock, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, President, or the Board pursuant to a resolution adopted by a majority of the Whole Board, and the ability of the stockholders to call a special meeting is hereby specifically denied.

     Section 13.02 No Action by Written Consent

     Except as otherwise expressly provided by the terms of any series of Preferred Stock permitting the holders of such series of Preferred Stock to act by written consent or as may be approved in advance by the Board, any action required or permitted to be taken by stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting.

     Section 13.03 Advance Notice

     Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the By-Laws.

                                  ARTICLE XIV.
                                  ------------
                       LIMITED LIABILITY; INDEMNIFICATION

     Section 14.01 Limitation of Personal Liability

     No person who is or was a director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted by the DGCL as the same exists or hereafter may be amended. If the DGCL is hereafter amended to authorize corporate action further limiting or eliminating the liability of directors, then the liability of a director to the Corporation or its stockholders shall be limited or eliminated to the fullest extent permitted by the DGCL, as so amended. Any repeal or amendment of this Section 14.01 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate inconsistent with this Section 14.01 will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to further limit or eliminate the liability of directors) and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to acts or omissions occurring prior to such repeal or amendment or adoption of such inconsistent provision.

     Section 14.02 Indemnification

     (a) Each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding") by reason of the fact that he or she is or was a director of the Corporation or, while a director of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter a "Covered Person"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized or permitted by applicable law, as the same exists or may hereafter be amended, against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by such Covered Person in connection with such proceeding, and such right to indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall indemnify a Covered Person in connection with a proceeding (or part thereof) initiated by such Covered Person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred by this Section 14.02 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any such proceeding in advance of its final disposition.

     (b) The rights conferred on any Covered Person by this Section 14.02 shall not be exclusive of any other rights which any Covered Person may have or hereafter acquire under law, this Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

     (c) Any repeal or amendment of this Section 14.02 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate inconsistent with this Section 14.02, will, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

     (d) This Section 14.02 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than Covered Persons.

                                  ARTICLE XV.
                                  -----------
                    AMENDMENT OF CERTIFICATE OF INCORPORATION

     The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by this Certificate, the Bylaws or the DGCL; and except as set forth in ARTICLE XIV, all rights, preferences and privileges herein conferred upon stockholders, directors or any other persons by and pursuant to this Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article.

                            [Signature page follows]

IN WITNESS WHEREOF, the incorporator of the Corporation hereto has caused this Certificate of Incorporation to be duly executed as of [___________], 2005.



                                       ----------------------------------------
                                       [______________], Incorporator


                      [Certificates of Designation to Come]